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                                                                   EXHIBIT 10.34


                   AMENDED SEPARATION AGREEMENT AND RELEASE

     This Agreement is entered into effective May 14, 1999, by and between Tom Stack ("Stack") and Tanning Technology Corporation, a Colorado corporation ("Tanning"), with offices at 4600 S. Ulster Street, Suite 380, Denver, Colorado 80237.

     Whereas, Stack and Tanning have entered into a Separation Agreement and Release dated as of May 14, 1999 (the "Previous Agreement"); and

     Whereas, the parties now wish to substitute this Agreement for the Previous Agreement, with the intent that the Previous Agreement will be void ab initio, and this Agreement will be the sole agreement between the parties with respect to the subject matter herein.

     Now therefore, in consideration of the covenants set forth herein, the parties agree as follows:

     1.  Resignation by Stack. Stack hereby resigns his employment with Tanning
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as of Friday, May 14, 1999. He freely and knowingly grants this Release effective May 14, 1999.

     2.  Compensation. In consideration of this Release, Tanning agrees to the
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following provisions:

          A. Pay Continuation. Stack will continue to receive a semi-monthly pay rate of Nine Thousand Dollars ($9,000.00), less state and federal taxes and other legal standard deductions through Monday, January 31, 2000 (the "Pay Continuation Period"). The pay continuation terms also include a one-time lump sum payment of Ten Thousand Dollars ($10,000.00), less state and federal taxes and other legal standard deductions payable immediately.

          B. Expenses to San Francisco Bay area. Tanning agrees to pay, on a pretax basis, Stack's moving expenses for household goods from Denver, Colorado to the San Francisco Bay metropolitan area if Stack chooses to relocate back within the 12-month period ending May 15, 2000. In the event Stack accepts a position that includes relocation expenses, Tanning will only cover move expenses that exceed amounts covered by a subsequent employer.

          C. Vesting Credit Continuation. Tanning will continue to allow Stack to earn vesting credit for his existing stock options on 175,000 shares both during and after the Pay Continuation Period on the condition that Stack fully complies with the terms of this Agreement, including but not limited to the non-disparagement requirements set forth in Section 8 below and the non-solicitation requirements set forth in Section 9 below. Vesting credit eligibility will continue through 11/17/01, at which time Stack will have completed the vesting requirements for 175,000 shares. All other options as granted in Stack's 1999 Sales Management Compensation Plan held by Stack are immediately forfeited.

          D. Stock Option Continuance. Subject to Sections 5 & 8, Tanning will postpone the 90-day vested stock option post-termination exercise provision relating to employment termination. Stack may continue to hold his vested stock options (175,000 shares vested effective 11/17/01) for a period not to exceed one year. For the period 11/17/01 through 11/17/02 vested options will remain exercisable as set forth in the company's stock option plan. Unexercised options expire on 11/17/02.

          E. Vacation Accrual. Any accrued and unused vacation as of May 14, 1999, will be paid to Stack at the end of the Pay Continuation Period (by December 31st) in one lump sum, less state and federal taxes and other legal standard deductions. Tanning agrees to pay Stack for 11 days of accrued vacation at a daily rate of $461.54 per day (annual salary divided by 260 days). Tanning agrees to provide payment for Stack's vacation accrual in the amount of Five Thousand, Seventy-Seven dollars ($5,077.00) on or before December 31, 1999 (based on the 15-day annual vacation allowance specified in Stack's employment agreement, this balance represents 5 days of unused 1998 vacation, and 6 days of unused 1999 vacation.)
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          F.  Outplacement Expense Reimbursement. Tanning will reimburse Stack for up to $2,000 of outplacement expenses upon Stack's submission of related receipts.

          G. Benefits Coverage. Group life, medical and dental insurance benefits will continue to be provided to Stack through Monday, January 31, 2000. At the end of the Pay Continuation Period, Stack understands that COBRA continuation rights will be available to him for an additional 18-month period pursuant to federal law. Stack agrees to notify Tanning within 60 days of the end of the Pay Continuation Period in order to exercise his right to continue COBRA benefit coverage. Stack agrees to pay the monthly premiums due pursuant to the standard COBRA policies of Tanning. Tanning's obligations under this paragraph G. cease when Stack becomes eligible to participate in a subsequent Tanning's medical plan.

          H. Work Expectations During the Pay Continuation Period. During the Pay Continuation Period Stack agrees to work such hours and on such projects, including providing information on work done and client contacts made during his employment with Tanning, as are reasonable and agreed upon between Tanning and Stack. In no cases will Stack's work activities with Tanning jeapordize full-time employment positions with another company accepted by Stack. The intent is to part company on a friendly and dignified basis following the Pay Continuation Period. At the end of the Pay Continuation Period (January 30, 2000), Stack will be released from any additional obligations to provide services to Tanning other than what is mutually agreed to in writing between himself and Tanning. Stack will return his company issued computer equipment, pager, cellular telephone, credit card, Metropoint facilities access cards, any Tanning files, and any and all other Tanning property in his possession, on Friday, May 14, 1999. Stack also agrees to be strictly governed by the non-disclosure contained in his Employment Agreement.

          I. Tanning agrees to reimburse Stack for expenses incurred in direct support of his job responsibilities. Given that Stack is released from day-to-day job responsibilities effective Friday, May 14, 1999 it is expected that business expenses incurred will end effective May 14.

          J. General Communications. Stack agrees to not transmit internal communication messages regarding his employment status. Tanning agrees to characterize his work period at Tanning as helpful and related to the development of a sales function at Tanning.

          K. No Waiver. No vesting credits under Tanning's 401(k) Plan will accrue after the Pay Continuation Period ends on January 31, 2000. Stack understands that he is not waiving any rights to vested employee benefits extended under such Plan.

     3.  Release. In consideration for the promises, agreements and covenants
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contained herein, Stack hereby fully releases, acquits and fully and forever discharges Tanning and its predecessors, successors, assigns, agents, officers, employees, directors, shareholders, legal representatives, and affiliated companies from any and all liability, claims, charges, demands, attorneys' fees, costs, suits in equity or causes of action, of whatever kind and nature, whether known or unknown, which have or could be asserted against Tanning arising out of or in any way relating to his employment with and/or termination of employment from Tanning and/or any other occurrence whatsoever arising on or before the date this agreement is executed, including but not limited to:

          A. Alleged violations of any statute or regulation, including but not limited to the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, The Employee Retirement Income Security Act, Title 42 U.S. Section 1985, the Colorado Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, 29 U.S.C. (S)62 1, et seq. and/or any other
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federal, state or local statute, ordinance, or regulation dealing in any way with employment or employment discrimination.

          B. Any breach of an expressed or implied employment contract under the common law of the State of Colorado, or any other state, or on the basis of any claim of defamation, wrongful discharge and/or any other common law, statute, and/or tort (including any claim for pain and suffering or emotional distress) and/or any other claim whatsoever arising out of or in any way relating to his employment and/or termination of

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employment from Tanning and/or any other occurrence prior to the date of this
Agreement and through and including the Pay Continuation Period, but excluding claims for breach of this Agreement.

     4.  Authority. Stack warrants that he is legally competent to execute this
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Release and accept full responsibility therefor.

     5.  Confidentiality. Stack acknowledges that he has signed an Employment,
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Confidentiality, and Non-Competition Agreement and Employee Appendix, with
Tanning dated November 17, 1997 (collectively, the "Employment Agreement") and that the terms and conditions of the Employment Agreement remain in effect and will continue to be binding on Stack. Stack agrees that all information, facts or occurrences relating to: (1) all negotiations leading to this Agreement; (2) the existence and contents of this Agreement; and (3) all formulas, processes, customer lists, computer user identifiers and passwords, and all purchasing, engineering, accounting, marketing and other information, not generally known and proprietary to Tanning, relating to research, development. manufacturing, marketing or sale of Tanning's products shall be and are hereby deemed to be Tanning Trade Secrets and/or Confidential Information under the Employment Agreement.

     6.  Reasonable Terms. Stack acknowledges that the provisions of this
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Agreement are reasonable and necessary for the protection of Tanning and that his violation of this Agreement will cause Tanning irreparable harm for which it will be entitled to temporary and permanent injunctive relief, money damages insofar as they can be determined and all related costs and reasonable attorneys' fees. This Agreement may be pleaded as a full and complete defense to any action, suit or other proceeding which may be instituted, prosecuted or attempted for, upon, or in respect of any of the claims released hereby.

     7.  Full Release, Denial of Liability. Stack understands that this Release
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is a compromise and final settlement of disputed claims and fully discharges
Tanning from any further obligation. Stack agrees that Tanning's payment of the settlement amount shall not be construed to be an admission by Tanning of any liability whatsoever in connection with his employment by Tanning or any other transaction between the parties hereto, and he understands that Tanning expressly denies any liability. Stack agrees that the amount of Tanning's payment to him is reasonable and fair for this Release.

     8.  Non-Disparagement. In consideration of this Release, Stack agrees to
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refrain from making statements, publicly or otherwise, orally or in writing which are defamatory or adverse to the interests of Tanning, its employees or contractors, products, work methods, employment practices, business practices or business relationships. Stack agrees that he shall not in any way assist or encourage any individual or group of individuals to bring or pursue a lawsuit, charge, complaint, or grievance, or in making any other demands against Tanning. In addition to the other rights and remedies of Tanning, in the event a disparaging act is committed by Stack as defined above, the opportunity for additional vesting credit for unvested options will terminate immediately and all vested options will be subject to a 60 day exercise requirement commencing effective on the date the breach occurs.

     9.  Non-Solicitation of Clients & Employees. Stack shall not (1) during the
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period that he is subject to the restrictions set forth in 8 above, hire or solicit the employment or services of any person who is an employee or consultant of Tanning or its successors or assigns, or (2) for a 12 month period commencing May 15, 1999 and continuing through May 14, 2000 directly or indirectly solicit business competitive with Tanning's then current business from any customer or client which is currently under contract with Tanning. The above shall not prohibit the Stack from using the services of any such person in a way that clearly does not compete with the business of Tanning. In addition to the other rights and remedies of Tanning, in the event that Stack breaches the covenants of this section as defined above, the opportunity for additional vesting credit for unvested options will terminate immediately and all vested options will be subject to a 60 day exercise requirement commencing effective on the date the breach occurs. The time periods set forth above shall be extended for any period of time that Stack is found to be in violation of any provision of this Section.

     10.  Amendments. This Agreement may not be amended or modified in any
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respect except by a written instrument duly executed by all of the parties to this Agreement.

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     11.  Construction. This Agreement has been and shall be construed to have
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been drafted by all the parties to it so that the rule of construing ambiguities against the drafter shall have no force or effect.

     12.  Severability. If any portion or term of this Agreement is held
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unenforceable by a court of competent jurisdiction, the remainder of this
Agreement shall not be affected and shall remain fully in force and enforceable.

     13.  Acknowledgement and Receipt and Consult Counsel. Stack acknowledges
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that he has been encouraged by Tanning to seek the advice of legal counsel and that he has done so or determined not to do so of his own accord. Stack acknowledges that he understands the legal significance and effect of this Agreement and represents that the terms of this Agreement are fully understood and accepted by him.

     14.  Binding Date of Agreement. Stack acknowledges that he may revoke this
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Agreement within seven (7) days after the execution hereof by delivering written notice of his desire to revoke, along with a check representing any payments made to him for the Pay Continuation Period, to Tanning's Vice President of Human Resources, 4600 South Ulster Street, Suite 380, Denver, Colorado 80237.

     15.  Governing Law. Stack agrees with Tanning that this Agreement shall be
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governed by and interpreted in accordance with the laws of the State of
Colorado.

     16.  Entire Agreement. This Release, and the Employment Agreement between
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Stack and Tanning collectively represent the entire agreement between Stack or anyone who has or obtains any legal rights or claims through his and Tanning with respect to the subject matter covered herein. They replace any other oral or written agreements, representations, promises or discussions between Stack and Tanning including the agreement dated February 1, 1999. In the event of a conflict between the provisions of this Agreement and the provisions of the Employment Agreement, the provisions of this Agreement shall control.

     STACK ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS ITS TERMS, AND IS VOLUNTARILY ENTERING INTO IT WITH THE INTENTION OF RELINQUISHING ALL KNOWN AND UNKNOWN CLAIMS AND RIGHTS.

TANNING TECHNOLOGY CORPORATION

By:     /s/ Mark Tanning
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Its:    VP of HR & ADMIN
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Date:   6-17-99
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Address:  4600 South Ulster Street, Suite 380
          Denver, Colorado, 80237

EMPLOYEE:
/s/ Thomas J. Stack
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Tom Stack

Date:   6-17-99
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